As filed with the Securities and Exchange Commission on February 28, 2014
Registration No. 333-                 8

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________________

Alabama Power Company (Exact name of registrant as specified in its charter)	Alabama (State or other jurisdiction of incorporation or organization)	63-0004250 (I.R.S. Employer Identification No.)
600 North 18th Street
Birmingham, Alabama 35291
(205) 257-1000
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
_____________________________________________
CEILA H. SHORTS
Corporate Secretary
Alabama Power Company
600 North 18th Street
Birmingham, Alabama 35291
(205) 257-2714
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________________________
The Commission is requested to mail signed copies of all orders, notices and communications to:

ART P. BEATTIE Executive Vice President and Chief Financial Officer THE SOUTHERN COMPANY 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308	MELISSA K. CAEN Vice President, Associate General Counsel and Corporate Secretary SOUTHERN COMPANY SERVICES, INC. 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308	MONICA W. SARGENT BALCH & BINGHAM LLP 1901 Sixth Avenue North Suite 1500 Birmingham, Alabama 35203
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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Alabama Power Company Class A Preferred Stock
Alabama Power Company Preference Stock
Alabama Power Company Senior Notes
Alabama Power Company Junior Subordinated Notes

(1)
There are being registered hereunder such presently indeterminate number of shares of Class A Preferred Stock and Preference Stock of Alabama Power Company and such presently indeterminate principal amount of Senior Notes and Junior Subordinated Notes of Alabama Power Company as may from time to time be issued at indeterminable prices.

(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS
Alabama Power Company
Class A Preferred Stock
Cumulative, Par Value $1 Per Share
Preference Stock
Senior Notes
Junior Subordinated Notes
__________________________
Alabama Power Company will provide the specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest.
See “Risk Factors” on page 2 for information on certain risks related to the purchase of securities offered by this Prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________________

This Prospectus is dated February 28, 2014

ABOUT THIS PROSPECTUS
This Prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process under the Securities Act of 1933, as amended (the “1933 Act”). Under the shelf process, Alabama Power Company (the “Company”) may sell, in one or more transactions,

•	shares of class A preferred stock (the “Class A Preferred Stock”),

•	shares of preference stock (the “Preference Stock”),

•	senior notes (the “Senior Notes”), or

•	junior subordinated notes (the “Junior Subordinated Notes”).
This Prospectus provides a general description of those securities. Each time the Company sells securities, the Company will provide a prospectus supplement that will contain specific information about the terms of that offering (“Prospectus Supplement”). The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read this Prospectus and the applicable Prospectus Supplement together with the additional information under the heading “Available Information.”
RISK FACTORS
Investing in the Company’s securities involves risk. Please see the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is incorporated by reference in this Prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this Prospectus. The risks and uncertainties described are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair its business operations, its financial results and the value of its securities.
AVAILABLE INFORMATION
The Company has filed with the Commission a registration statement on Form S-3 (the “Registration Statement,” which term encompasses any amendments to the Registration Statement and exhibits to the Registration Statement) under the 1933 Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement, to which reference is made.
The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and in accordance with the 1934 Act files reports, information statements and other information with the Commission. Such reports and other information can be inspected and copied at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants including the Company that file electronically at http://www.sec.gov. In addition, reports and other material concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which Exchange certain of the Company’s outstanding securities are listed.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 has been filed with the Commission pursuant to the 1934 Act and is incorporated by reference in this Prospectus and made a part of this Prospectus.
All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and made a part of this Prospectus from the date of filing of such documents; provided, however, that the Company is not incorporating any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K unless specifically stated otherwise. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents incorporated by reference in this Prospectus (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference in this Prospectus). Such requests should be directed to Ceila H. Shorts, Corporate Secretary, Alabama Power Company, 600 North 18th Street, Birmingham, Alabama 35291, telephone: (205) 257-2619.
ALABAMA POWER COMPANY
The Company is a corporation organized under the laws of the State of Alabama on November 10, 1927, by the consolidation of the predecessor Alabama Power Company, Gulf Electric Company and Houston Power Company. The predecessor Alabama Power Company had a continuous existence since its incorporation in 1906. The principal executive offices of the Company are located at 600 North 18th Street, Birmingham, Alabama 35291, and the telephone number is (205) 257-1000.
The Company is a wholly-owned subsidiary of The Southern Company. The Company is engaged, within the State of Alabama, in the generation and purchase of electricity and the transmission, distribution and sale of such electricity at retail in approximately 400 cities and towns (including Anniston, Birmingham, Gadsden, Mobile, Montgomery and Tuscaloosa), as well as in rural areas, and at wholesale to 14 municipally-owned electric distribution systems, 11 of which are served indirectly through sales to the Alabama Municipal Electric Authority, and two rural distributing cooperative associations. The Company owns coal reserves near its Gorgas Steam Electric Generating Plant and uses the output of coal from the reserves in its generating plants. It also sells, and cooperates with dealers in promoting the sale of, electric appliances.
The Company and one of its affiliates, Georgia Power Company (“GEORGIA”), each own 50% of the outstanding common stock of Southern Electric Generating Company (“SEGCO”). SEGCO is an operating public utility company that owns electric generating units with an aggregate capacity of 1,019,680 kilowatts at the Ernest C. Gaston Steam Plant (“Plant Gaston”) on the Coosa River near Wilsonville, Alabama. The Company and GEORGIA are each entitled to one-half of SEGCO’s capacity and energy. The Company acts as SEGCO’s agent in the operation of SEGCO’s units and furnishes fuel to SEGCO for its units. SEGCO intends to add natural gas as the primary fuel source in 2015 for its generating units and is constructing, jointly with the Company, the necessary pipeline. SEGCO also owns one 230,000 volt transmission line extending from Plant Gaston to the Georgia state line.
SELECTED INFORMATION
The following material, which is presented in this Prospectus solely to furnish limited introductory information regarding the Company, has been selected from, or is based upon, the detailed information and financial statements appearing in the documents incorporated in this Prospectus by reference or elsewhere in this Prospectus, is qualified in its entirety by reference to those documents and, therefore, should be read together with those documents.
Alabama Power Company

Business	Generation, transmission, distribution and sale of electric energy

Service Area	Approximately 45,000 square miles comprising most of the State of Alabama

Customers at December 31, 2013	1,444,809

Generating Capacity at December 31, 2013 (megawatts)	12,222

Sources of Generation during 2013	Coal (53%), Nuclear (21%), Gas (17%), Hydro (9%)

Certain Ratios
The following table sets forth the Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges Plus Preferred and Preference Dividend Requirements (Pre-Income Tax Basis) for the periods indicated.

	Year Ended December 31,
	2009	2010	2011	2012	2013
Ratio of Earnings to Fixed Charges (1)	3.93	4.55	4.76	4.91	5.27
Ratio of Earnings to Fixed Charges Plus Preferred and Preference Dividend Requirements (Pre-Income Tax Basis) (2)	3.38	3.83	3.98	4.07	4.31
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(1)
This ratio is computed as follows: (i) “Earnings” have been calculated by adding to “Earnings Before Income Taxes” “Interest expense, net of amounts capitalized,” the distributed income of equity investees, the interest component of rental expense and the debt portion of allowance for funds used during construction and excluding from “Earnings Before Income Taxes” the amount of income of equity investees; and (ii) “Fixed Charges” consist of “Interest expense, net of amounts capitalized,” the interest component of rental expense and the debt portion of allowance for funds used during construction.

(2)
In computing this ratio, “Preferred and Preference Dividend Requirements” represent the before-tax earnings necessary to pay such dividends, computed at the effective tax rates for the applicable periods.

USE OF PROCEEDS
Except as may be otherwise described in an applicable Prospectus Supplement, the net proceeds received by the Company from the sale of the Class A Preferred Stock, Preference Stock, Senior Notes or Junior Subordinated Notes will be used in connection with its ongoing construction program, to pay scheduled maturities and/or refundings of its securities, to repay short-term indebtedness to the extent outstanding and for other general corporate purposes.
DESCRIPTION OF THE CLASS A PREFERRED STOCK
Set forth below is a description of the general terms of the Class A Preferred Stock. The statements in this Prospectus concerning the Class A Preferred Stock are an outline and do not purport to be complete. Such statements make use of defined terms and are qualified in their entirety by reference to the charter of the Company, as amended (the “charter”), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The general provisions which apply to all series of the Class A Preferred Stock, which are now or may at a later time be authorized or created, are set forth in the charter.
General
Each series of the Class A Preferred Stock is to be established by resolutions of the Board of Directors of the Company, a copy of which is an exhibit to the Registration Statement (or incorporated by reference). In such resolutions, the Board of Directors will set the stated capital, among other terms, of such series of Class A Preferred Stock.
At December 31, 2013, the Company had 27,500,000 authorized shares of Class A Preferred Stock, of which 12,000,000 shares of Class A Preferred Stock with a stated capital of $25 per share were outstanding. Additionally, at December 31, 2013, the Company had outstanding 475,115 shares of Preferred Stock which have a par value of $100 per share. The Class A Preferred Stock ranks on a parity as to dividends and assets with the outstanding Preferred Stock and has the same general rights and preferences as the outstanding Preferred Stock. On all matters submitted to a vote of the holders of the Preferred Stock and the Class A Preferred Stock (other than a change in the rights and preferences of only one, but not the other, such kind of stock), both kinds of stock vote together as a single class, and each share of Preferred Stock and Class A Preferred Stock shall have the relative voting rights described in the applicable Prospectus Supplement.
The Class A Preferred Stock will not be subject to further calls or to assessment by the Company.
Any proposed listing of the Class A Preferred Stock on a securities exchange will be described in the applicable Prospectus Supplement.
Transfer Agent and Registrar
Unless otherwise indicated in the applicable Prospectus Supplement, the transfer agent for the Class A Preferred Stock will be Computershare Inc., P.O. Box 43006, Providence, RI 02940-3006, which will also serve as the registrar.

Dividend Rights
The holders of the Preferred Stock and Class A Preferred Stock of each class are entitled to receive cumulative dividends, payable when and as declared by the Board of Directors, at the rates determined for the respective classes, before any dividends may be declared or paid on the Preference Stock or the Common Stock. Dividends on the Preferred Stock and Class A Preferred Stock must have been or be contemporaneously declared and set apart for payment, or paid, on the Preferred Stock and Class A Preferred Stock of all classes for all dividend periods terminating on the same or an earlier date (Charter — A. Preferred Stock — 2. General Provisions — a and b).
The applicable Prospectus Supplement will set forth the dividend rate provisions of the Class A Preferred Stock, including the payment dates and the rate or rates, or the method of determining the rate or rates (which may involve periodic dividend rate settings through remarketing or auction procedures or pursuant to one or more formulae, as described in the Prospectus Supplement). Dividends payable on the Class A Preferred Stock will be cumulative from the date of original issue.
Redemption Provisions
Any redemption provisions applicable to the Class A Preferred Stock will be described in the applicable Prospectus Supplement.
The charter provides that the Company shall not redeem, purchase or otherwise acquire any shares of Preferred Stock or Class A Preferred Stock if, at the time of such redemption, purchase or other acquisition, dividends payable on the Preferred Stock or Class A Preferred Stock of any class shall be in default in whole or in part unless, prior to or concurrently with such redemption, purchase or other acquisition, all such defaults shall be cured or unless such action has been ordered, approved or permitted under the Public Utility Holding Company Act of 1935, as amended, by the Commission or any successor commission or regulatory authority of the United States of America (Charter — A. Preferred Stock — 2. General Provisions — d).
Voting Rights
The voting rights applicable to the Preferred Stock and Class A Preferred Stock will be described in the applicable Prospectus Supplement.
Liquidation Rights
Upon voluntary or involuntary liquidation, the holders of the Preferred Stock and Class A Preferred Stock of each class, without preference between classes, will be entitled to receive the amounts specified to be payable on the shares of such class (which, in the case of the Class A Preferred Stock, is an amount equal to the stated capital per share on involuntary liquidation, or an amount equal to the then current regular redemption price per share on voluntary liquidation, plus accrued dividends in each case) before any distribution of assets may be made to the holders of the Preference Stock or the Company’s Common Stock. Available assets, if insufficient to pay such amounts to the holders of the Preferred Stock and Class A Preferred Stock, are to be distributed pro rata to the payment, first, of the amount per share payable in the event of involuntary liquidation, second, of accrued dividends, and third, of any premium (Charter — A. Preferred Stock — 2. General Provisions — c.).
Sinking Fund
The terms and conditions of a sinking fund or purchase fund, if any, for the benefit of the holders of the Class A Preferred Stock will be set forth in the applicable Prospectus Supplement.
Other Rights
The holders of the Class A Preferred Stock do not have any preemptive or conversion rights unless otherwise indicated in the applicable Prospectus Supplement.

DESCRIPTION OF THE PREFERENCE STOCK
Set forth below is a description of the general terms of the Preference Stock. The statements in this Prospectus concerning the Preference Stock are an outline and do not purport to be complete. Such statements make use of defined terms and are qualified in their entirety by reference to the charter, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The general provisions which apply to all series of the Preference Stock, which are now or may at a later time be authorized or created, are set forth in the charter.
General
Each series of Preference Stock is to be established by resolutions of the Board of Directors of the Company, a copy of which is an exhibit to the Registration Statement (or incorporated by reference). In such resolutions, the Board of Directors will set the stated capital, among other terms, of such series of Preference Stock.
As of December 31, 2013, the Company had 40,000,000 authorized shares of Preference Stock, of which 14,000,000 shares with a stated capital of $25 per share were outstanding. The Preference Stock ranks junior to the Preferred Stock and the Class A Preferred Stock with respect to dividends and amounts payable upon liquidation, dissolution or winding up of the Company. The Preference Stock ranks senior to the Company’s Common Stock and to any other securities the Company may issue in the future that by their terms rank junior to the Preference Stock with respect to dividends and amounts payable upon liquidation, dissolution or winding up of the Company. All shares of the Preference Stock will rank on a parity with respect to dividends and amounts payable upon liquidation, dissolution or winding up of the Company.
The Preference Stock will not be subject to further calls or assessment by the Company.
Any proposed listing of the Preference Stock on a securities exchange will be described in the applicable Prospectus Supplement.
Transfer Agent and Registrar
Unless otherwise indicated in the applicable Prospectus Supplement, the transfer agent for the Preference Stock will be Computershare Inc., P.O. Box 43006, Providence, RI 02940-3006, which will also serve as the registrar.
Dividend Rights
Dividends on the Preference Stock are payable, when, as and if declared by the Board of Directors, at the rate per annum determined for each respective series. Unless otherwise indicated in the applicable Prospectus Supplement, dividends will be payable to holders of record of the Preference Stock as they appear on the books of the Company on the record dates fixed by the Board of Directors.
The applicable Prospectus Supplement will set forth the dividend rate provisions of the Preference Stock, including the payment dates and the rate or rates, or the method of determining the rate or rates (which may involve periodic dividend rate settings through remarketing or auction procedures or pursuant to one or more formulae, as described in the applicable Prospectus Supplement), and whether dividends shall be cumulative and, if so, from which date or dates.
Redemption Provisions
Any redemption provisions applicable to the Preference Stock will be described in the applicable Prospectus Supplement.
Voting Rights
The applicable Prospectus Supplement will describe the voting rights for each series of the Preference Stock.
Liquidation Rights
Upon voluntary or involuntary liquidation, the holders of the Preference Stock of each series, without preference among series, are entitled to receive the amount specified to be payable on the shares of such series following the satisfaction of all claims ranking senior to the Preference Stock (including the claims of holders of any outstanding shares of Preferred Stock and Class A Preferred Stock) and before any distribution of assets may be made to the holders of the Company’s Common Stock. Available assets, if insufficient to pay such amounts to the holders of the Preference Stock, are to be distributed pro rata to the payment, first of the amount per share payable in the event of involuntary liquidation, second of accrued dividends, if any, and third of any premium.

Sinking Fund
The terms and conditions of a sinking or purchase fund, if any, for the benefit of the holders of the Preference Stock will be set forth in the applicable Prospectus Supplement.
Other Rights
The holders of the Preference Stock do not have any pre-emptive or conversion rights, except as otherwise described in the applicable Prospectus Supplement.
DESCRIPTION OF THE SENIOR NOTES
Set forth below is a description of the general terms of the Senior Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Senior Note Indenture, dated as of December 1, 1997, between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Senior Note Indenture Trustee”), as to be supplemented by a supplemental indenture to the Senior Note Indenture establishing the Senior Notes of each series (the Senior Note Indenture, as so supplemented, is referred to as the “Senior Note Indenture”), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Senior Notes will include those stated in the Senior Note Indenture and those made a part of the Senior Note Indenture by reference to the Trust Indenture Act of 1939, as amended (the “1939 Act”). Certain capitalized terms used in this Prospectus and not defined in this Prospectus are defined in the Senior Note Indenture.
General
The Senior Notes will be issued as unsecured senior debt securities under the Senior Note Indenture and will rank equally with all other unsecured and unsubordinated debt of the Company. The Senior Notes will be effectively subordinated to all existing and future secured debt of the Company, aggregating approximately $153,000,000 outstanding at December 31, 2013. The Senior Note Indenture does not limit the aggregate principal amount of Senior Notes that may be issued under the Senior Note Indenture and provides that Senior Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Senior Note Indenture. The Senior Note Indenture gives the Company the ability to reopen a previous issue of Senior Notes and issue additional Senior Notes of such series, unless otherwise provided.
Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Senior Notes being offered by such Prospectus Supplement: (i) the title of such Senior Notes; (ii) any limit on the aggregate principal amount of such Senior Notes; (iii) the date or dates on which the principal of such Senior Notes is payable; (iv) the rate or rates at which such Senior Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date; (v) the place or places where the principal of, premium, if any, on and interest, if any, on such Senior Notes shall be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Senior Notes may be redeemed, in whole or in part, at the option of the Company or at the option of the holder prior to their maturity; (vii) the obligation, if any, of the Company to redeem or purchase such Senior Notes; (viii) the denominations in which such Senior Notes shall be issuable; (ix) if other than the principal amount of such Senior Notes, the portion of the principal amount of such Senior Notes which shall be payable upon declaration of acceleration of the maturity of such Senior Notes; (x) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Senior Note Indenture pertaining to such Senior Notes; (xi) whether such Senior Notes shall be issued in whole or in part in the form of a Global Security; and (xii) any other terms of such Senior Notes.
The Senior Note Indenture does not contain provisions that afford holders of Senior Notes protection in the event of a highly leveraged transaction involving the Company.
Events of Default
The Senior Note Indenture provides that any one or more of the following described events with respect to the Senior Notes of any series, which has occurred and is continuing, constitutes an “Event of Default” with respect to the Senior Notes of such series:
(a) failure for 10 days to pay interest on the Senior Notes of such series when due on an interest payment date other than at maturity or upon earlier redemption; or

(b) failure to pay principal of, premium, if any, on or interest on the Senior Notes of such series when due at maturity or upon earlier redemption; or
(c) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Senior Note of such series; or
(d) failure to observe or perform any other covenant or warranty of the Company in the Senior Note Indenture (other than a covenant or warranty which has expressly been included in the Senior Note Indenture solely for the benefit of one or more series of Senior Notes other than such series) for 90 days after written notice to the Company from the Senior Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Senior Notes of such series; or
(e) certain events of bankruptcy, insolvency or reorganization of the Company.
The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Indenture Trustee with respect to the Senior Notes of such series. If a Senior Note Indenture Event of Default occurs and is continuing with respect to the Senior Notes of any series, then the Senior Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Senior Notes of such series may declare the principal amount of the Senior Notes due and payable immediately by notice in writing to the Company (and to the Senior Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Senior Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Senior Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of such series may, by written notice to the Company and the Senior Note Indenture Trustee, rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Senior Note Indenture Trustee a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and all sums paid or advanced by the Senior Note Indenture Trustee, including reasonable compensation and expenses of the Senior Note Indenture Trustee.
The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series may, on behalf of the holders of all the Senior Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Senior Note Indenture cannot be modified or amended without the consent of the holder of each outstanding Senior Note of such series affected.
Registration and Transfer
The Company shall not be required to (i) issue, register the transfer of or exchange Senior Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Senior Notes of such series called for redemption or (ii) issue, register the transfer of or exchange any Senior Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.
Payment and Paying Agent
Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any Senior Notes will be made only against surrender to the Paying Agent of such Senior Notes. Principal of and interest on Senior Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or other electronic transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the Senior Notes. Payment of interest on Senior Notes on any interest payment date will be made to the person in whose name the Senior Notes (or predecessor security) are registered at the close of business on the record date for such interest payment.
Unless otherwise indicated in an applicable Prospectus Supplement, the Senior Note Indenture Trustee will act as Paying Agent with respect to the Senior Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.
All moneys paid by the Company to a Paying Agent for the payment of the principal of or interest on the Senior Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such Senior Notes will from that time forward look only to the Company for payment of such principal and interest.

Modification
The Senior Note Indenture contains provisions permitting the Company and the Senior Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Senior Notes of each series that is affected, to modify the Senior Note Indenture or the rights of the holders of the Senior Notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding Senior Note that is affected, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Senior Note, or reduce the principal amount of any Senior Note or the rate of interest on any Senior Note or any premium payable upon the redemption of any Senior Note, or change the method of calculating the rate of interest on any Senior Note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any Senior Note (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Senior Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Senior Note Indenture or certain defaults under the Senior Note Indenture and their consequences) provided for in the Senior Note Indenture, or (iii) modify any of the provisions of the Senior Note Indenture relating to supplemental indentures, waiver of past defaults or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Senior Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Senior Note that is affected.
In addition, the Company and the Senior Note Indenture Trustee may execute, without the consent of any holders of Senior Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of Senior Notes.
Consolidation, Merger and Sale
The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state in the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Senior Note Indenture Trustee, the payment of the principal of, premium, if any, on and interest on all the Senior Notes and the performance of every covenant of the Senior Note Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Senior Note Indenture Trustee an officers’ certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Senior Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.
Information Concerning the Senior Note Indenture Trustee
The Senior Note Indenture Trustee, prior to an Event of Default with respect to Senior Notes of any series, undertakes to perform, with respect to Senior Notes of such series, only such duties as are specifically set forth in the Senior Note Indenture and, in case an Event of Default with respect to Senior Notes of any series has occurred and is continuing, shall exercise, with respect to Senior Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Senior Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Senior Note Indenture at the request of any holder of Senior Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Senior Note Indenture Trustee. The Senior Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Senior Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.
The Bank of New York Mellon, the Senior Note Indenture Trustee, also serves as Subordinated Note Indenture Trustee. The Company and certain of its affiliates maintain deposit accounts and banking relationships with The Bank of New York Mellon. The Bank of New York Mellon and certain of its affiliates also serve as trustee under other indentures pursuant to which securities of the Company or certain affiliates of the Company are outstanding.
Governing Law
The Senior Note Indenture and the Senior Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous
The Company will have the right at all times to assign any of its rights or obligations under the Senior Note Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Senior Note Indenture will be binding upon and inure to the benefit of the parties to the Senior Note Indenture and their respective successors and assigns.
DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES
Set forth below is a description of the general terms of the Junior Subordinated Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Subordinated Note Indenture, dated as of January 1, 1997, between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Subordinated Note Indenture Trustee”), as to be supplemented by a supplemental indenture to the Subordinated Note Indenture establishing the Junior Subordinated Notes of each series (the Subordinated Note Indenture, as so supplemented, is referred to as the “Subordinated Note Indenture”), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Junior Subordinated Notes will include those stated in the Subordinated Note Indenture and those made a part of the Subordinated Note Indenture by reference to the 1939 Act. Certain capitalized terms used in this Prospectus and not defined in the Prospectus are defined in the Subordinated Note Indenture.
General
The Junior Subordinated Notes will be issued as unsecured junior subordinated debt securities under the Subordinated Note Indenture. The Subordinated Note Indenture does not limit the aggregate principal amount of Junior Subordinated Notes that may be issued under the Subordinated Note Indenture and provides that Junior Subordinated Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Subordinated Note Indenture. The Subordinated Note Indenture gives the Company the ability to reopen a previous issue of Junior Subordinated Notes and issue additional Junior Subordinated Notes of such series, unless otherwise provided.
Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Junior Subordinated Notes being offered by such Prospectus Supplement: (i) the title of such Junior Subordinated Notes; (ii) any limit on the aggregate principal amount of such Junior Subordinated Notes; (iii) the date or dates on which the principal of such Junior Subordinated Notes is payable; (iv) the rate or rates at which such Junior Subordinated Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date; (v) the place or places where the principal of, premium, if any, on and interest, if any, on such Junior Subordinated Notes shall be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Junior Subordinated Notes may be redeemed, in whole or in part, at the option of the Company or at the option of the holder prior to their maturity; (vii) the obligation, if any, of the Company to redeem or purchase such Junior Subordinated Notes; (viii) the denominations in which such Junior Subordinated Notes shall be issuable; (ix) if other than the principal amount of the Junior Subordinated Notes, the portion of the principal amount of such Junior Subordinated Notes which shall be payable upon declaration of acceleration of the maturity of such Junior Subordinated Notes; (x) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Subordinated Note Indenture pertaining to such Junior Subordinated Notes; (xi) whether such Junior Subordinated Notes shall be issued in whole or in part in the form of a Global Security; (xii) the right, if any, of the Company to extend the interest payment periods of such Junior Subordinated Notes; and (xiii) any other terms of such Junior Subordinated Notes.
The Subordinated Note Indenture does not contain provisions that afford holders of Junior Subordinated Notes protection in the event of a highly leveraged transaction involving the Company.
Subordination
The Junior Subordinated Notes are subordinated and junior in right of payment to all Senior Indebtedness (as defined below) of the Company. No payment of principal of (including redemption payments, if any), premium, if any, on or interest on (including Additional Interest (as defined in the Subordinated Note Indenture)) the Junior Subordinated Notes may be made if (a) any Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or otherwise ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default, or (c) notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise of the Senior Indebtedness. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the Junior Subordinated Notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the Junior Subordinated Notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the Junior Subordinated Notes are paid in full.
The term “Senior Indebtedness” means, with respect to the Company, (i) any payment due in respect of indebtedness of the Company, whether outstanding at the date of execution of the Subordinated Note Indenture or incurred, created or assumed after such date, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company that, by their terms, are senior or senior subordinated debt securities including, without limitation, all such obligations under its indentures with various trustees; (ii) all capital lease obligations; (iii) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any such indebtedness that is by its terms subordinated to or that ranks equally with the Junior Subordinated Notes and (2) any unsecured indebtedness between or among the Company or its affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated Note Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.
The Subordinated Note Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. As of December 31, 2013, Senior Indebtedness of the Company aggregated approximately $6,237,000,000.
Certain Covenants
The Company covenants in the Subordinated Note Indenture, for the benefit of the holders of each series of Junior Subordinated Notes, that, (i) if at such time the Company shall have given notice of its election to extend an interest payment period for such series of Junior Subordinated Notes and such extension shall be continuing, or (ii) if at such time an Event of Default under the Subordinated Note Indenture with respect to such series of Junior Subordinated Notes shall have occurred and be continuing, (a) the Company shall not declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock and (b) the Company shall not make any payment of interest on, principal of or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank equally with or junior to the Junior Subordinated Notes. None of the foregoing, however, shall restrict (i) any of the actions described in the preceding sentence resulting from any reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock, or (ii) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.
Events of Default
The Subordinated Note Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Notes of any series, which has occurred and is continuing, constitutes an “Event of Default” with respect to the Junior Subordinated Notes of such series:
(a) failure for 10 days to pay interest on the Junior Subordinated Notes of such series, including any Additional Interest (as defined in clause (ii) of the definition of Additional Interest in the Subordinated Note Indenture) on such unpaid interest, when due on an interest payment date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or
(b) failure for 10 days to pay Additional Interest (as defined in clause (i) of the definition of Additional Interest in the Subordinated Note Indenture); or
(c) failure to pay principal of, premium, if any, on or interest, including Additional Interest (as defined in clause (ii) of the definition of Additional Interest in the Subordinated Note Indenture), on the Junior Subordinated Notes of such series when due at maturity or upon earlier redemption; or
(d) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Junior Subordinated Note of such series; or

(e) failure to observe or perform any other covenant or warranty of the Company in the Subordinated Note Indenture (other than a covenant or warranty which has expressly been included in the Subordinated Note Indenture solely for the benefit of one or more series of Junior Subordinated Notes other than such series) for 90 days after written notice to the Company from the Subordinated Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Notes of such series; or
(f) certain events of bankruptcy, insolvency or reorganization of the Company.
The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Note Indenture Trustee with respect to the Junior Subordinated Notes of such series. If a Subordinated Note Indenture Event of Default occurs and is continuing with respect to the Junior Subordinated Notes of any series, then the Subordinated Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may declare the principal amount of the Junior Subordinated Notes due and payable immediately by notice in writing to the Company (and to the Subordinated Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Junior Subordinated Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Subordinated Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Subordinated Note Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest (as defined in the Subordinated Note Indenture)) and principal due otherwise than by acceleration and all sums paid or advanced by the Subordinated Note Indenture Trustee, including reasonable compensation and expenses of the Subordinated Note Indenture Trustee.
The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series may, on behalf of the holders of all the Junior Subordinated Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Note of such series affected.
Registration and Transfer
The Company shall not be required to (i) issue, register the transfer of or exchange Junior Subordinated Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Junior Subordinated Notes of such series called for redemption or (ii) issue, register the transfer of or exchange any Junior Subordinated Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Note being redeemed in part.
Payment and Paying Agent
Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any Junior Subordinated Notes will be made only against surrender to the Paying Agent of such Junior Subordinated Notes. Principal of and interest on Junior Subordinated Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or other electronic transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the Junior Subordinated Notes. Payment of interest on Junior Subordinated Notes on any interest payment date will be made to the person in whose name the Junior Subordinated Notes (or predecessor security) are registered at the close of business on the record date for such interest payment.
Unless otherwise indicated in an applicable Prospectus Supplement, the Subordinated Note Indenture Trustee will act as Paying Agent with respect to the Junior Subordinated Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.
All moneys paid by the Company to a Paying Agent for the payment of the principal of or interest on the Junior Subordinated Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such Junior Subordinated Notes will from that time forward look only to the Company for payment of such principal and interest.

Modification
The Subordinated Note Indenture contains provisions permitting the Company and the Subordinated Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Notes of each series affected, to modify the Subordinated Note Indenture or the rights of the holders of the Junior Subordinated Notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Note affected, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Junior Subordinated Note, or reduce the principal amount of any Junior Subordinated Note or the rate of interest (including Additional Interest (as defined in the Subordinated Note Indenture)) on any Junior Subordinated Note or any premium payable upon the redemption of any Junior Subordinated Note, or change the method of calculating the rate of interest on any Junior Subordinated Note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any Junior Subordinated Note (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Junior Subordinated Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults under the Subordinated Note Indenture and their consequences) provided for in the Subordinated Note Indenture, or (iii) modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Junior Subordinated Note affected thereby, or (iv) modify the provisions of the Subordinated Note Indenture with respect to the subordination of the Junior Subordinated Notes in a manner adverse to such holder.
In addition, the Company and the Subordinated Note Indenture Trustee may execute, without the consent of any holders of Junior Subordinated Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of Junior Subordinated Notes.
Consolidation, Merger and Sale
The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Subordinated Note Indenture Trustee, the payment of the principal of and premium, if any, on and interest (including Additional Interest (as defined in the Subordinated Note Indenture)) on all the Junior Subordinated Notes and the performance of every covenant of the Subordinated Note Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Subordinated Note Indenture Trustee an officers’ certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Subordinated Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.
Information Concerning the Subordinated Note Indenture Trustee
The Subordinated Note Indenture Trustee, prior to an Event of Default with respect to Junior Subordinated Notes of any series, undertakes to perform, with respect to Junior Subordinated Notes of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case an Event of Default with respect to Junior Subordinated Notes of any series has occurred and is continuing, shall exercise, with respect to Junior Subordinated Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of Junior Subordinated Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Subordinated Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.
The Bank of New York Mellon, the Subordinated Note Indenture Trustee, also serves as Senior Note Indenture Trustee. The Company and certain of its affiliates maintain deposit accounts and banking relationships with The Bank of New York Mellon. The Bank of New York Mellon and certain of its affiliates also serve as trustee under other indentures pursuant to which securities of the Company or certain affiliates of the Company are outstanding.

Governing Law
The Subordinated Note Indenture and the Junior Subordinated Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.
Miscellaneous
The Company will have the right at all times to assign any of its rights or obligations under the Subordinated Note Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Subordinated Note Indenture will be binding upon and inure to the benefit of the parties to the Subordinated Note Indenture and their respective successors and assigns.
PLAN OF DISTRIBUTION
The Company may sell the Class A Preferred Stock, the Preference Stock, the Senior Notes and the Junior Subordinated Notes in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors. The Prospectus Supplement with respect to each series of Class A Preferred Stock, Preference Stock, Senior Notes or Junior Subordinated Notes will set forth the terms of the offering of such Class A Preferred Stock, Preference Stock, Senior Notes or Junior Subordinated Notes, including the name or names of any underwriters or agents, the purchase price of such Class A Preferred Stock, Preference Stock, Senior Notes or Junior Subordinated Notes and the proceeds to the Company from such sale, any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Class A Preferred Stock, Preference Stock, Senior Notes or Junior Subordinated Notes may be listed.
If underwriters participate in the sale, such Class A Preferred Stock, Preference Stock, Senior Notes or Junior Subordinated Notes will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.
Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of Class A Preferred Stock, Preference Stock, Senior Notes or Junior Subordinated Notes will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of Class A Preferred Stock, Preference Stock, Senior Notes or Junior Subordinated Notes, if any are purchased.
Underwriters and agents may be entitled under agreements entered into with the Company to indemnification against certain civil liabilities, including liabilities under the 1933 Act. Underwriters and agents and their affiliates may engage in transactions with, or perform services for, the Company in the ordinary course of business, for which they may receive customary compensation.
Each series of Class A Preferred Stock, Preference Stock, Senior Notes or Junior Subordinated Notes will be a new issue of securities and will have no established trading market. Any underwriters to whom Class A Preferred Stock, Preference Stock, Senior Notes or Junior Subordinated Notes are sold for public offering and sale may make a market in such Class A Preferred Stock, Preference Stock, Senior Notes or Junior Subordinated Notes, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Class A Preferred Stock, the Preference Stock, the Senior Notes or the Junior Subordinated Notes may or may not be listed on a national securities exchange.
LEGAL MATTERS
The validity of the Class A Preferred Stock, the Preference Stock, the Senior Notes, the Junior Subordinated Notes and certain matters relating to such securities will be passed upon on behalf of the Company by Balch & Bingham LLP, Birmingham, Alabama, and by Troutman Sanders LLP, Atlanta, Georgia. Certain legal matters will be passed upon for the underwriters by Hunton & Williams LLP, New York, New York. From time to time Hunton & Williams LLP acts as counsel to the Company and its affiliates for some matters.
EXPERTS
The financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.  Other Expenses of Issuance and Distribution.
The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, to be borne by the Company are as follows:

Securities and Exchange Commission registration fee	$—	*
Fees and expenses of trustees and/or Transfer Agent and Registrar	25,000	**
Listing fees of New York Stock Exchange	123,600	**
Rating Agency fees	850,000	**
Services of Southern Company Services, Inc.	100,000	**
Fees and expenses of counsel	350,000	**
Blue sky fees and expenses	25,000	**
Fees of accountants	300,000	**
Miscellaneous expenses	96,400	**
Total	$1,870,000	***
_______________________________________

*
Under Rules 456(b) and 457(r) under the 1933 Act, the Commission registration fee will be paid at the time of any particular offering of securities under this registration statement and is therefore not currently determinable.

**
Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable. The amounts shown are estimates of expenses for the amount of securities which the registrant reasonably expects to issue but do not limit the amount of securities that may be offered.

***	Each Prospectus Supplement will reflect estimated expenses of the Company based upon the amount of the related offering.
Item 15.  Indemnification of Directors and Officers.
Code of Alabama, 1975, Sections 10A-2-8.51 and 10A-2-8.56 gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, when acting in his or her official capacity with the corporation, or, in all other cases, at least not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The same Sections also give a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees) reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, when acting in his or her official capacity with the corporation or, in all other cases, at least not opposed to the best interest of the corporation. No indemnification shall be made, however, in respect of any claim, issue or matter as to which such person shall have not met the applicable standard of conduct, shall have been adjudged to be liable to the corporation or, in connection with any other action, suit or proceeding charging improper personal benefit to such person, whether or not involving action in his or her official capacity, if such person was adjudged liable on the basis that personal benefit was improperly received by him, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the relevant circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Also, Section 10A-2-8.52 states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.
Article XIII of the By-laws of the Company provides in pertinent part as follows:
Each person who is or was a director of the corporation, officer or employee of the corporation holding one or more positions of management and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director of the corporation or officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the corporation as a matter of right against any and all expenses (including attorneys’ fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.
Expenses (including attorneys’ fees) incurred by a director or officer of the corporation, or by an employee of the corporation holding one or more positions of management, with respect to the defense of any such claim, action, suit or proceeding may be advanced by the corporation prior to the final disposition of such claim, action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of such person entitled to be indemnified by the corporation under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the corporation.
The corporation may purchase and maintain insurance at the expense of the corporation on behalf of any person who is or was a director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director (or the equivalent), officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense (including attorneys’ fees) asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability or expense under this Section or otherwise.
Without limiting the generality of the foregoing provisions of this Section, no present or future director or officer of the corporation, or his heirs, executors, or administrators, shall be liable for any act, omission, step, or conduct taken or had in good faith, which is required, authorized, or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 2005, the Federal Power Act, or any federal or state statute or municipal ordinance regulating the corporation or its parent by reason of their being holding or investment companies, public utility companies, public utility holding companies, or subsidiaries of public utility holding companies. In any action, suit, or proceeding based on any act, omission, step, or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such director and officer, and his heirs, executors, and administrators, shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him, in connection with, or arising out of, any such action, suit, or proceeding based on any act, omission, step, or conduct taken or had in good faith as in this paragraph described. Such expenses and liabilities shall include, but shall not be limited to, judgments, court costs, and attorneys’ fees.
The foregoing rights shall not be exclusive of any other rights to which any such director or officer may otherwise be entitled and shall be available whether or not the director or officer continues to be a director or officer at the time of incurring any such expenses and liabilities.
The Company has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.
Item 16.  Exhibits.

Exhibit Number
1.1	—	Form of Underwriting Agreement relating to the Class A Preferred Stock.*
1.2	—	Form of Underwriting Agreement relating to the Preference Stock.*

Exhibit Number
1.3	—	Form of Underwriting Agreement relating to the Senior Notes.*
1.4	—	Form of Underwriting Agreement relating to the Junior Subordinated Notes.*
4.1	—
Charter of Alabama Power Company and amendments thereto through April 25, 2008. (Designated in Registration Nos. 2-59634 as Exhibit 2(b), 2-60209 as Exhibit 2(c), 2-60484 as Exhibit 2(b), 2-70838 as Exhibit 4(a)-2, 2-85987 as Exhibit 4(a)-2, 33-25539 as Exhibit 4(a)-2, 33-43917 as Exhibit 4(a)-2, in Form 8-K dated February 5, 1992, File No. 1-3164, as Exhibit 4(b)-3, in Form 8-K dated July 8, 1992, File No. 1-3164, as Exhibit 4(b)-3, in Form 8-K dated October 27, 1993, File No. 1-3164, as Exhibits 4(a) and 4(b), in Form 8-K dated November 16, 1993, File No. 1-3164, as Exhibit 4(a), in Certificate of Notification, File No. 70-8191, as Exhibit A, in Form 10-K for the year ended December 31, 1997, File No. 1-3164, as Exhibit 3(b)2, in Form 8-K dated August 10, 1998, File No. 1-3164, as Exhibit 4.4, in Form 10-K for the year ended December 31, 2000, File No. 1-3164, as Exhibit 3(b)2, in Form 10-K for the year ended December 31, 2001, File No. 1-3164, as Exhibit 3(b)(2) in Form 8-K dated February 5, 2003, File No. 1-3164, as Exhibit 4.4, in Form 10-Q for the quarter ended March 31, 2003, File No. 1-3164, as Exhibit 3(b)1, in Form 8-K dated February 5, 2004, File No. 1-3164 as Exhibit 4.4, in Form 10-Q for the quarter ended March 31, 2006, File No. 1-3164 as Exhibit 3(b), in Form 8-K dated December 5, 2006, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated September 12, 2007, File No. 1-3164, as Exhibit 4.5, in Form 8-K dated October 15, 2007, File No. 1-3164, as Exhibit 4.5 and in Form 10-Q for the quarter ended March 31, 2008, File No. 1-3164, as Exhibit 3(b)1).

4.2	—	Form of Certificate of Resolutions of Board of Directors of Alabama Power Company establishing the Class A Preferred Stock.*
4.3	—	Form of Certificate of Resolutions of Board of Directors of Alabama Power Company establishing the Preference Stock.*
4.4	—	Amended and Restated By-laws of Alabama Power Company effective February 10, 2014, and presently in effect (Designated in Form 8-K dated February 10, 2014, File No. 1-3164, as Exhibit 3.1).
4.5	—
Senior Note Indenture dated as of December 1, 1997, between Alabama Power Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as Trustee, and indentures supplemental thereto through December 6, 2013. (Designated in Form 8-K dated December 4, 1997, File No. 1-3164, as Exhibits 4.1 and 4.2, in Form 8-K dated February 20, 1998, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated April 17, 1998, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated August 11, 1998, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated September 8, 1998, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated September 16, 1998, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated October 7, 1998, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated October 28, 1998, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated November 12, 1998, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated May 19, 1999, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated August 13, 1999, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated September 21, 1999, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated May 11, 2000, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated August 22, 2001, File No. 1-3164, as Exhibits 4.2(a) and 4.2(b), in Form 8-K dated June 21, 2002, File No. 1-3164, as Exhibit 4.2(a), in Form 8-K dated October 16, 2002, File No. 1-3164, as Exhibit 4.2(a), in Form 8-K dated November 20, 2002, File No. 1-3164, as Exhibit 4.2(a), in Form 8-K dated December 6, 2002, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated February 11, 2003, File No. 1-3164, as Exhibits 4.2(a) and 4.2(b), in Form 8-K dated March 12, 2003, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated April 15, 2003, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated May 1, 2003, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated November 14, 2003, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated February 10, 2004, File No. 1-3164, as Exhibit 4.2 in Form 8-K dated April 7, 2004, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated August 19, 2004, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated November 9, 2004, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated March 8, 2005, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated January 11, 2006, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated January 13, 2006, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated February 1, 2006, File No. 1-3164, as Exhibits 4.2(a) and 4.2(b), in Form 8-K dated March 9, 2006, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated June 7, 2006, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated January 30, 2007, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated April 4, 2007, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated October 11, 2007, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated December 4, 2007, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated May 8, 2008, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated November 14, 2008, File No. 1-3164 as Exhibit 4.2, in Form 8-K dated February 26, 2009, File No. 1-3164 as Exhibit 4.2, in Form 8-K dated September 27, 2010, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated March 3, 2011, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated May 18, 2011, File No. 1-3164, as Exhibits 4.2(a) and 4.2(b), in Form 8-K dated January 10, 2012, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated October 9, 2012, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated November 27, 2012, File No. 1-3164, as Exhibit 4.2 and in Form 8-K dated December 3, 2013, File No. 1-3164, as Exhibit 4.2.)

4.6	—	Form of Supplemental Indenture to Senior Note Indenture to be used in connection with the issuance of Senior Notes.*

Exhibit Number
4.7	—
Subordinated Note Indenture dated as of January 1, 1997 between Alabama Power Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as Trustee, and indentures supplemental thereto through those dated October 2, 2002. (Designated in the Company’s Current Report on Form 8-K dated January 9, 1997 as Exhibits 4.1 and 4.2, in Form 8-K dated February 18, 1999, File No. 3164, as Exhibit 4.2 and Form 8-K dated September 26, 2002, File No. 1-3164, as Exhibits 4.9-A and 4.9-B).

4.8	—	Form of Supplemental Indenture to Subordinated Note Indenture to be used in connection with the issuance of Junior Subordinated Notes.*
4.9	—	Form of Senior Note (included in Exhibit 4.6 above).
4.10	—	Form of Junior Subordinated Note (included in Exhibit 4.8 above).
5.1	—	Opinion of Balch & Bingham LLP.
12.1	—	Computation of ratio of earnings to fixed charges.
12.2	—	Computation of ratio of earnings to fixed charges plus preferred and preference dividend requirements (pre-income tax basis).
23.1	—	Consent of Balch & Bingham LLP (included in Exhibit 5.1 above).
23.2	—	Consent of Deloitte & Touche LLP.
24.1	—	Power of Attorney and Resolution.
25.1	—	Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Senior Note Indenture Trustee.
25.2	—	Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Subordinated Note Indenture Trustee.

Exhibits listed above which have heretofore been filed with the Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.
_______________________________________

* To be subsequently filed or incorporated by reference.
Item 17.  Undertakings.
(a) Undertaking related to Rule 415 offering:
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information is required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Undertaking related to the registration statement becoming effective upon filing:
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Alabama Power Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 28th day of February, 2014.

ALABAMA POWER COMPANY

By:	Charles D. McCrary,
President and Chief Executive Officer

By:	/s/Melissa K. Caen
Melissa K. Caen Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following directors and officers of Alabama Power Company in the capacities and on the date indicated.

Signature	Title	Date

Charles D. McCrary	President, Chief Executive Officer and Director (Principal Executive Officer)

Philip C. Raymond	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

Anita Allcorn-Walker	Vice President and Comptroller (Principal Accounting Officer)

Whit Armstrong Ralph D. Cook David J. Cooper, Sr. John D. Johns Patricia M. King James K. Lowder Malcolm Portera Robert D. Powers C. Dowd Ritter James H. Sanford John Cox Webb, IV	Directors

By:	/s/Melissa K. Caen
	Melissa K. Caen Attorney-in-fact	February 28, 2014